Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference of Registration Statement

•      No. 333-189842 on Form S-3

•      No. 333-194035 on Form S-3

•      No. 333-198276 on Form S-3

•      No. 333-185068 on Form S-8

•      No. 333-197341 on Form S-4

of our report dated November 5, 2014, relating to the financial statements of the Businesses Associated with TransMontaigne Inc. Acquired by NGL Energy Partners LP as of and for the years ended December 31, 2013 and 2012, appearing in this Current Report on Form 8-K/A Amendment No. 1 of NGL Energy Partners LP.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
November 5, 2014